                                                                    Exhibit 99

KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
Telephone:  (212) 446-4800
Facsimile:  (212) 446-4900
Richard M. Cieri (RC-6062)
Jonathan S. Henes (JH-1979)

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK


-----------------------------------------------------x
                                                     :
In re                                                :  Chapter 11
                                                     :
SOLUTIA INC., ET AL.,                                :  Case No. 03-17949 (PCB)
                                                     :
         Debtors.                                    :  (Jointly Administered)
                                                     :
-----------------------------------------------------x

THIS MONTHLY OPERATING STATEMENT APPLIES TO:

 X  All Debtors                               Axio Research Corporation
---                                       ---

    Solutia Inc.                              Solutia Investments, LLC
---                                       ---

    Solutia Business Enterprises, Inc.        Beamer Road Management Company
---                                       ---

    Solutia Systems, Inc.                     Monchem, Inc.
---                                       ---

    Solutia Overseas, Inc.                    Solutia Inter-America, Inc.
---                                       ---

    CPFilms Inc.                              Solutia International Holding, LLC
---                                       ---

    Solutia Management Company, Inc.          Solutia Taiwan, Inc.
---                                       ---

    Monchem International, Inc.               Solutia Greater China, Inc.
---                                       ---

                      MONTHLY OPERATING STATEMENT FOR THE
                          MONTH OF DECEMBER 2006 (1)
                          --------------------------

(1) The information contained in the Debtors' monthly operating report (the "MOR") is unaudited and is limited to the time period indicated and is presented in a format prescribed by the bankruptcy court. The MOR does not purport to represent financial statements prepared in accordance with GAAP nor is it intended to fully reconcile to the financial statements filed by Solutia Inc. with the Securities and Exchange Commission. Additionally, while every effort has been made to assure its accuracy and completeness, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend their MOR as necessary.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------------x

                                                     :
In re                                                :  Chapter 11
                                                     :
SOLUTIA INC., ET AL.,                                :  Case No. 03-17949 (PCB)
                                                     :
         Debtors.                                    :  (Jointly Administered)
                                                     :
-----------------------------------------------------x

                      MONTHLY OPERATING STATEMENT FOR THE
                            MONTH OF DECEMBER 2006
                            ----------------------

DEBTORS' ADDRESS:                        575 Maryville Centre Dr.
                                         St. Louis, MO 63141

DEBTORS' ATTORNEY:                       KIRKLAND & ELLIS LLP
                                         Richard M. Cieri (RC-6062)
                                         Jonathan S. Henes (JH-1979)
                                         Citigroup Center
                                         153 East 53rd Street
                                         New York, New York 10022-4675

CURRENT MONTH NET LOSS ($M):             $ 21

REPORT PREPARER:                         Timothy J. Spihlman

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs verifies, under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE: January 31, 2007                          /s/ Timothy J. Spihlman
                                                -----------------------------
                                                Timothy J. Spihlman
                                                Vice President and Controller

Indicate if this is an amended statement by checking here:
                                                          ---

                             SOLUTIA INC., ET AL.
                Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                            (Debtors in Possession)

                        MONTHLY DISBURSEMENTS BY DEBTOR
                        For the Month of December 2006

-------------------------------------------------------------------------------

Solutia Inc.                                                $ 219,041,197.48
-------------------------------------------------------------------------------

Solutia Business Enterprises, Inc.*                         $ --
-------------------------------------------------------------------------------

Solutia Systems, Inc.                                       $ 20,000.00
-------------------------------------------------------------------------------

Solutia Overseas, Inc. *                                    $ --
-------------------------------------------------------------------------------

CPFilms Inc.                                                $ 8,449,441.30
-------------------------------------------------------------------------------

Solutia Management Company, Inc. *                          $ --
-------------------------------------------------------------------------------

Monchem International, Inc. *                               $ --
-------------------------------------------------------------------------------

Axio Research Corporation *                                 $ --
-------------------------------------------------------------------------------

Solutia Investments, LLC *                                  $ --
-------------------------------------------------------------------------------

Beamer Road Management Company *                            $ --
-------------------------------------------------------------------------------

Monchem, Inc. *                                             $ --
-------------------------------------------------------------------------------

Solutia Inter-America, Inc.                                 $ 16,887.25
-------------------------------------------------------------------------------

Solutia International Holding, LLC *                        $ --
-------------------------------------------------------------------------------

Solutia Taiwan, Inc.                                        $ 24,525.27
-------------------------------------------------------------------------------

Solutia Greater China, Inc. *                               $ --
-------------------------------------------------------------------------------


* These non-operating debtors had no constructive disbursements made on their behalf.

                             SOLUTIA INC., ET AL.
                Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                            (Debtors in Possession)

                            STATEMENT ON INSURANCE
                        For the Month of December 2006

         All insurance policy premiums due, including those for workers compensation and disability insurance, have been paid and all the policies remain in effect.

                                                   SOLUTIA INC., ET AL.,
                                      Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                  (Debtors in Possession)

                                                      SOLUTIA GROUP*
                                     CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                                                   (DOLLARS IN MILLIONS)

                                                                                       MONTH ENDED          YEAR ENDED
                                                                                    DECEMBER 31, 2006    DECEMBER 31, 2006
                                                                                    -----------------    -----------------
TOTAL NET SALES                                                                       $          216       $        2,905
TOTAL COST OF GOODS SOLD                                                                         196                2,524
                                                                                    -----------------    -----------------
GROSS PROFIT                                                                                      20                  381

TOTAL MAT EXPENSE                                                                                 29                  278
AMORTIZATION EXPENSE                                                                               -                    1
                                                                                    -----------------    -----------------
OPERATING INCOME (LOSS)                                                                           (9)                 102

EQUITY EARNINGS FROM AFFILIATES                                                                    5                   40
INTEREST EXPENSE                                                                                  (9)                (104)
OTHER INCOME, NET                                                                                  2                   14
LOSS ON DEBT MODIFICATION                                                                          -                   (8)

REORGANIZATION ITEMS:
  Professional fees                                                                               (6)                 (57)
  Provision for rejected executory contracts                                                       -                    -
  Employee severance and retention costs                                                           -                   (5)
  Adjustment to allowed claim amounts                                                              -                    2
  Settlements of pre-petition claims                                                               -                    -
  Other                                                                                           (2)                 (11)
                                                                                    -----------------    -----------------
                                                                                                  (8)                 (71)

                                                                                    -----------------    -----------------
LOSS BEFORE TAXES                                                                                (19)                 (27)
Income tax expense                                                                                 5                   18
                                                                                    -----------------    -----------------
LOSS FROM CONTINUING OPERATIONS                                                                  (24)                 (45)
Income from discontinued operations, net of tax                                                    -                   58
                                                                                    -----------------    -----------------
NET INCOME (LOSS)                                                                     $          (24)      $           13
                                                                                    =================    =================

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                             SOLUTIA INC., ET AL.,
                Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                            (Debtors in Possession)

                                SOLUTIA GROUP*
           CONSOLIDATED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
                            AS OF DECEMBER 31, 2006


                                                                    (Dollars in
                               ASSETS                                millions)
                               ------                               -----------
Cash                                                                  $   150
Trade Receivables, net                                                    288
Inventories                                                               274
Other Current Assets                                                      136
Assets of Discontinued Operations                                           -
                                                                    -----------
TOTAL CURRENT ASSETS                                                      848
Property, Plant and Equipment, net                                        795
Investments in Affiliates                                                 195
Intangible Assets, net                                                    119
Other Assets                                                              111
                                                                    -----------
TOTAL ASSETS                                                          $ 2,068
                                                                    ===========

               LIABILITIES AND SHAREHOLDERS' DEFICIT
               -------------------------------------

Accounts Payable                                                      $   228
Short-Term Debt                                                           650
Other Current Liabilities                                                 245
Liabilities of Discontinued Operations                                      1
                                                                    -----------
TOTAL CURRENT LIABILITIES                                               1,124
Long-Term Debt                                                            210
Other Long-Term Liabilities                                               300
                                                                    -----------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                             1,634
LIABILITIES SUBJECT TO COMPROMISE                                       1,849
SHAREHOLDERS' DEFICIT                                                  (1,415)
                                                                    -----------
TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                             $ 2,068
                                                                    ===========

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                                                      SOLUTIA INC., ET AL.,
                                         Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                     (Debtors in Possession)

                                                          SOLUTIA GROUP*
                                         CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                      (DOLLARS IN MILLIONS)
                                                                                           MONTH ENDED            YEAR ENDED
                                                                                        DECEMBER 31, 2006      DECEMBER 31, 2006
OPERATING ACTIVITIES:                                                                  -------------------    -------------------
  Net income (loss)                                                                     $             (24)     $              13
  Income from discontinued operations, net of tax                                                       -                    (58)
  Depreciation and amortization                                                                        10                    111
  Restructuring expenses and other unusual items                                                        2                      5
  Changes in assets and liabilities:
    Trade receivables                                                                                  44                    (43)
    Inventories                                                                                        (1)                   (14)
    Accounts payable                                                                                    5                     12
    Liabilities subject to compromise:
      Pension plan liabilities                                                                        (29)                  (196)
      Other postretirement benefits liabilities                                                       (45)                  (102)
      Other liabilities subject to compromise                                                           -                     (9)
    Other assets and liabilities                                                                       89                    160
                                                                                       -------------------    -------------------
  NET CASH PROVIDED (USED) BEFORE REORGANIZATION ITEMS-CONTINUING OPERATIONS                           51                   (121)
  NET CASH PROVIDED BEFORE REORGANIZATION ITEMS-DISCONTINUED OPERATIONS                                 -                      2
                                                                                       -------------------    -------------------
  NET CASH PROVIDED (USED) BEFORE REORGANIZATION ITEMS                                                 51                   (119)

  OPERATING CASH FLOWS - REORGANIZATION ITEMS-CONTINUING OPERATIONS:
    Professional services fees                                                                         (8)                   (57)
    Employee severance and retention payments                                                           -                     (4)
    Other                                                                                               -                     (4)
                                                                                       -------------------    -------------------
      NET CASH USED IN REORGANIZATION ITEMS-CONTINUING OPERATIONS                                      (8)                   (65)

        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES-CONTINUING OPERATIONS                      43                   (186)
        NET CASH PROVIDED BY OPERATING ACTIVITIES-DISCONTINUED OPERATIONS                               -                      2
                                                                                       -------------------    -------------------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                            43                   (184)
                                                                                       ===================    ===================

INVESTING ACTIVITIES:
  Property, plant and equipment purchases                                                              (9)                  (106)
  Acquisition and investment payments                                                                   -                    (16)
  Other investing activities                                                                                                   5
                                                                                       -------------------    -------------------
      NET CASH USED IN INVESTING ACTIVITIES-CONTINUING OPERATIONS                                      (9)                  (117)
      NET CASH PROVIDED BY INVESTING ACTIVITIES-DISCONTINUED OPERATIONS                                 -                     69
                                                                                       -------------------    -------------------
      NET CASH USED IN INVESTING ACTIVITIES                                                            (9)                   (48)
                                                                                       ===================    ===================

FINANCING ACTIVITIES:
  Net change in short-term debt obligations                                                             -                    350
  Proceeds from long-term debt obligations                                                              -                    (51)
  Net change in restricted cash for debt repayment                                                      -                      -
  Deferred debt issuance costs                                                                                               (17)
  Other financing activities                                                                            -                     (7)
                                                                                       -------------------    -------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                                                         -                    275
                                                                                       ===================    ===================


NET INCREASE IN CASH AND CASH EQUIVALENTS                                                              34                     43
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                        116                    107
                                                                                       -------------------    -------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                $             150      $             150
                                                                                       ===================    ===================

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                                                   SOLUTIA INC., ET AL.,
                                      Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                  (Debtors in Possession)

                                                SOLUTIA CHAPTER 11 DEBTORS
                                     CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                                                   (DOLLARS IN MILLIONS)

                                                                                       MONTH ENDED          YEAR ENDED
                                                                                    DECEMBER 31, 2006    DECEMBER 31, 2006
                                                                                    -----------------    -----------------
TOTAL NET SALES                                                                       $          170       $        2,388
TOTAL COST OF GOODS SOLD                                                                         162                2,159
                                                                                    -----------------    -----------------
GROSS PROFIT                                                                                       8                  229

TOTAL MAT EXPENSE                                                                                 19                  214
AMORTIZATION EXPENSE                                                                               -                    1
                                                                                    -----------------    -----------------
OPERATING INCOME (LOSS)                                                                          (11)                  14

EQUITY EARNINGS FROM AFFILIATES                                                                    6                   44
INTEREST EXPENSE, NET                                                                             (7)                 (83)
OTHER INCOME, NET                                                                                  3                   45
LOSS ON DEBT MODIFICATION                                                                          -                   (8)

REORGANIZATION ITEMS:
  Professional fees                                                                               (6)                 (57)
  Provision for rejected executory contracts                                                       -                    -
  Employee severance and retention costs                                                           -                   (5)
  Adjustment to allowed claim amounts                                                              -                    2
  Settlements of pre-petition claims                                                               -                    -
  Other                                                                                           (1)                 (11)
                                                                                    -----------------    -----------------
                                                                                                  (7)                 (71)

                                                                                    -----------------    -----------------
LOSS BEFORE TAXES                                                                                (16)                 (59)
Income tax expense                                                                                 5                    8
                                                                                    -----------------    -----------------
NET LOSS                                                                              $          (21)      $          (67)
                                                                                    =================    =================

See Accompanying Notes to Consolidated Financial Statements.

                             SOLUTIA INC., ET AL.,
                Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                            (Debtors in Possession)

                          SOLUTIA CHAPTER 11 DEBTORS
           CONSOLIDATED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
                            AS OF DECEMBER 31, 2006

                                                                    (Dollars in
                              ASSETS                                 millions)
                              ------                                -----------
Cash                                                                  $    38
Trade Receivables, net                                                    146
Account Receivables-Unconsolidated Subsidiaries                            47
Inventories                                                               176
Other Current Assets                                                       90
Assets of Discontinued Operations                                           -
                                                                    -----------
TOTAL CURRENT ASSETS                                                      497
Property, Plant and Equipment, net                                        660
Investments in Subsidiaries and Affiliates                                565
Intangible Assets, net                                                    100
Other Assets                                                               69
                                                                    -----------
TOTAL ASSETS                                                          $ 1,891
                                                                    ===========

                LIABILITIES AND SHAREHOLDERS' DEFICIT
                -------------------------------------

Accounts Payable                                                      $   200
Short-Term Debt                                                           650
Other Current Liabilities                                                 168
Liabilities of Discontinued Operations                                      1
                                                                    -----------
TOTAL CURRENT LIABILITIES                                               1,019
Other Long-Term Liabilities                                               209
                                                                    -----------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                             1,228
LIABILITIES SUBJECT TO COMPROMISE                                       1,963
SHAREHOLDERS' DEFICIT                                                  (1,300)
                                                                    -----------
TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                             $ 1,891
                                                                    ===========

See Accompanying Notes to Consolidated Financial Statements.

                             SOLUTIA INC., ET AL.
                Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                            (Debtors in Possession)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BANKRUPTCY PROCEEDINGS

Nature of Operations

         Solutia Inc., together with its subsidiaries (referred to herein as "Solutia", the "Solutia Group" or the "Company"), is a global manufacturer and marketer of a variety of high-performance chemical-based materials. Solutia is a world leader in performance films for laminated safety glass and after-market applications; specialty products such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

         Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a wholly-owned subsidiary of Pfizer, Inc. ("Pharmacia")). On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the "Solutia Spinoff"). As a result of the Solutia Spinoff, on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia. A net deficiency of assets of $113 million resulted from the spinoff.

Proceedings Under Chapter 11 of the Bankruptcy Code

         On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

         The filing was made to restructure Solutia's balance sheet by reducing indebtedness to appropriate levels, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern, and to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities") and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff. These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and high, volatile energy and crude oil costs were an obstacle to Solutia's financial stability and success.

         Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants. Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia's DIP financing, have been entered by the Bankruptcy Court. While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court.

         On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a $525 million DIP credit facility. This DIP facility consisted of (i) a $50 million multiple draw term loan;

(ii) a $300 million single draw term loan, which was drawn in full on the effective date of the facility; and (iii) a $175 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility. The DIP credit facility was subsequently amended on March 1, 2004, July 20, 2004, June 1, 2005, March 17, 2006, and January 25, 2007, all
with Bankruptcy Court approval. The fifth amendment, among other things, (i) increased the DIP facility from $825 million to $1.225 billion; (ii) extended the term of the DIP facility from March 31, 2007 to March 31, 2008; (iii) decreased the interest rate on the term loan component of the DIP facility from LIBOR plus 350 basis points to LIBOR plus 300 basis points; (iv) increased certain thresholds allowing the Debtors to retain more of the proceeds from certain dispositions and other extraordinary receipts; (v) approved the disposition of certain assets of the Debtors; and (vi) amended certain financial and other covenants. The fifth amendment also contains a number of other modifications required to make the remaining terms of the DIP facility consistent with the amendments set forth above. The DIP credit facility, as amended, currently consists of: (a) a $975 million fully-drawn term loan; and (b) a $250 million borrowing-based revolving credit facility. $150 million of the increased financing may be used to facilitate the acquisition of Solutia's 50%/50% joint venture with Akzo Nobel known as Flexsys.

         As a consequence of the Chapter 11 filing, pending litigation against Solutia is generally stayed, and no party may take any action to collect its pre-petition claims except pursuant to order of the Bankruptcy Court. November 30, 2004 was the last date by which holders of pre-filing date claims against the Debtors could file such claims. Any holder of a claim that was required to file such claim by November 30, 2004, and did not do so may be barred from asserting such claim against the Debtors and, accordingly, may not be able to participate in any distribution on account of such claim. Differences between claim amounts identified by the Debtors and claims filed by claimants will be investigated and resolved in connection with the Debtors' claims resolution process, and only holders of claims that are ultimately allowed for purposes of the Chapter 11 case will be entitled to distributions. Solutia has not yet fully completed its analysis of all the proofs of claim. Since the settlement terms of allowed claims are subject to a confirmed plan of reorganization, the ultimate distribution with respect to allowed claims is not presently ascertainable.

         On February 14, 2006, the Debtors filed with the Bankruptcy Court their Joint Plan of Reorganization (the "Plan") and Disclosure Statement (the "Disclosure Statement"). The Plan and Disclosure Statement along with the Relationship Agreement (as defined below) and the Retiree Settlement Agreement, entered into among Solutia, the Official Committee of Unsecured Creditors (the "Unsecured Creditors' Committee") and the Official Committee of Retirees appointed in the Debtors' Chapter 11 Cases (the "Retirees' Committee"), Monsanto Company ("Monsanto"), certain retirees and the other parties thereto (the "Retiree Settlement"), set forth the terms of a global settlement (the "Global Settlement") between Solutia, the Unsecured Creditors' Committee, the Retirees' Committee, Monsanto and Pharmacia. The Global Settlement provides for, among other things, the reallocation of certain Legacy Liabilities among Solutia, Monsanto and Pharmacia and the treatment various constituencies in the Chapter 11 Cases will receive under the Plan. The Disclosure Statement contains a description of the events that led up to the Debtors' bankruptcy filings, the actions the Debtors have taken to improve their financial situation while in bankruptcy and a current description of the Debtors' businesses. The reallocation of liabilities between Solutia and Monsanto is set forth in a Relationship Agreement (the "Relationship Agreement") to be entered into between Solutia and Monsanto upon confirmation of the Plan. The Relationship Agreement was filed with the Bankruptcy Court on February 14, 2006 as an exhibit to the Plan.

         Solutia also issued a press release on February 14, 2006 announcing the filing of the Plan and Disclosure Statement with the Bankruptcy Court. The press release was furnished to the Securities and Exchange Commission in a Form 8-K filed on February 14, 2006. The Plan, including the Relationship

Agreement and Retiree Settlement Agreement, and the Disclosure Statement were furnished as exhibits to a Form 8-K filed on February 21, 2006.

         The Plan, which incorporates the Relationship Agreement and Retiree Settlement, is subject to approval by the Bankruptcy Court in accordance with the Bankruptcy Code as well as various other conditions and contingencies, some of which are not within the control of Solutia, and therefore are subject to change and are not binding upon any party. The Disclosure Statement remains subject to change pending a hearing in the Bankruptcy Court to consider the legal adequacy of the Disclosure Statement. Once the Disclosure Statement is approved by the Bankruptcy Court, it will be distributed to all constituencies entitled to vote on the Plan. Solutia cannot provide any assurance that any plan of reorganization ultimately confirmed by the Bankruptcy Court, or any disclosure statement ultimately approved by the Bankruptcy Court, will be consistent with the terms of the Plan and Disclosure Statement. The previously scheduled Disclosure Statement hearing has been adjourned, and the Bankruptcy Court has not yet rescheduled the hearing.

         If confirmed, the Plan will provide Solutia with significant relief from the Legacy Liabilities Solutia was required to assume in the Solutia Spinoff. These Legacy Liabilities included: (1) retiree medical, retiree life insurance and retiree disability benefits ("Retiree Welfare Benefits") for those individuals who retired or became disabled prior to the Solutia Spinoff ("Pre-Spin Retirees"); (2) environmental remediation costs related to activities of the chemicals business of Pharmacia that occurred prior to the Solutia Spinoff; and (3) toxic tort litigation costs relating to chemical exposure associated with the activities of Pharmacia that occurred prior to the Solutia Spinoff.

         Under the Plan, Solutia would emerge from bankruptcy as an independent publicly held company ("reorganized Solutia"). The Plan provides for $250 million of new investment in reorganized Solutia. This new investment will be in the form of a rights offering to certain unsecured creditors, who will be given the opportunity to purchase 22.7 percent of the common stock in reorganized Solutia. Monsanto will backstop the rights offering, meaning it will commit to purchase up to the entire $250 million of stock, to the extent the stock is not purchased by eligible unsecured creditors in the rights offering.

         Of this $250 million new investment, $175 million would be set aside in a Voluntary Employees' Beneficiary Association ("VEBA") Retiree Trust to fund the Retiree Welfare Benefits for those Pre-Spin Retirees who receive these benefits from Solutia, and $50 million would be used to fund reorganized Solutia's environmental remediation commitments in Anniston, Alabama and Sauget, Illinois, as described below. The remaining $25 million would be available for reorganized Solutia to pay any of the Legacy Liabilities that it is retaining.

         Under the Plan and Relationship Agreement, as between Monsanto and Solutia, Monsanto would be responsible, with certain exceptions, for all current and future tort litigation costs arising from the conduct of Pharmacia's chemical business prior to the Solutia Spinoff, including litigation arising from exposure to polychlorinated biphenyls ("PCBs") and other chemicals. In addition, Monsanto would accept financial responsibility for environmental remediation obligations at all sites for which Solutia was required to assume responsibility as part of the Solutia Spinoff but which were never owned or operated by Solutia. These include more than 50 sites with active remediation projects and approximately 200 additional known sites and off-site disposal facilities, as well as sites that have not yet been identified. Finally, Monsanto would share financial responsibility with Solutia for off-site remediation costs in Anniston, Alabama and Sauget, Illinois. Under this cost-sharing mechanism, the first $50 million would be paid from the proceeds of the rights offering (as described above), Monsanto would pay the next $50 million (less amounts it has paid for remediation at these sites during the Chapter 11 Cases, which totaled over $30 million as of January 31, 2006), Solutia would be responsible for the next $325 million in costs, and any further costs would be shared equally between Solutia and Monsanto. Under certain circumstances, Solutia would be able to defer paying a portion of its shared responsibility with respect to the Anniston and Sauget sites in excess of $30 million in any calendar year, up to $25 million in the aggregate. Any deferred amounts would be paid by Monsanto, but subject to repayment by Solutia at a later date. The Plan and Relationship Agreement provide that Solutia will continue to pay its annual installment and education fund obligations relating to the August 2003 Anniston PCBs settlement and education fund obligations relating to the Anniston Partial Consent Decree.

         The Plan incorporates the terms of the Retiree Settlement Agreement, which was negotiated with the Retirees' Committee, which represents more than 23,000 former employees of Pharmacia and Solutia and their dependents. Although the Retiree Settlement Agreement includes benefit modifications, the Plan, through the $175 million from the rights offering that will be allocated to the VEBA Trust, provides significant current funding which will greatly improve Solutia's ability to meet these benefit obligations going forward. Under the Retiree Settlement Agreement, retirees will retain certain company-provided medical benefits, although the cost to retirees for such benefits will increase. Many retirees will retain their company-provided life insurance benefits, although some will experience a reduction in the benefit provided. The Retiree Settlement Agreement also maintains Solutia's rights according to a separate 2001 settlement and a post-settlement retiree medical plan, to make certain changes, including the elimination of company-provided medical benefits for certain groups of retirees that also are eligible for Medicare coverage. On November 28, 2006, the Bankruptcy Court entered its Order authorizing the Debtors, pursuant to Section 1114(e)(1)(B) of the Bankruptcy Code and the terms of the Forsberg settlement and post-settlement plan, to terminate effective January 1, 2007 medical benefits for certain retirees who are Medicare eligible, and if not Medicare eligible, to terminate medical benefits on the earlier (a) the date such retirees or participants become Medicare eligible if such date is on or after January 1, 2007 or (b) October 19, 2016.

         In consideration of the benefit modifications being accepted by retirees pursuant to the Retiree Settlement Agreement, the Plan contemplates that the retirees would receive an allowed unsecured claim in the aggregate amount of $35 million in Solutia's bankruptcy case. The common stock in reorganized Solutia received on account of this claim would be deposited in the VEBA Trust and used to pay Retiree Welfare Benefits. This deposit would be in addition to the $175 million that would be contributed to the VEBA Trust from the proceeds of the rights offering. The VEBA Trust would be a bankruptcy-remote entity and would be managed by an independent trustee.

         The Plan also provides for the assumption and extension of certain commercial and operating agreements between Solutia and Monsanto. The Plan seeks a release for Monsanto and Pharmacia from certain pre-Solutia Spinoff liabilities, including those related to Retiree Welfare Benefits.

         In the Disclosure Statement, Solutia estimated that the amount of allowed general unsecured claims in its Chapter 11 case will be approximately $800 million to $1 billion, the enterprise value of reorganized Solutia will be approximately $2 billion to $2.3 billion and the reorganization equity value of reorganized Solutia will be approximately $700 million to $1.1 billion. However, these amounts are estimates and it is possible that the actual general unsecured claims pool, enterprise value and equity value of reorganized Solutia will be outside of these estimated ranges.

         The Plan contains details regarding how the claims of each class of creditors and interest holders will be treated. The Plan provides for repayment of Solutia's secured debt and debtor-in-possession financing from an exit financing package to be arranged by Solutia and does not require termination of Solutia's pension plans. In consideration for its contributions under the Plan, resolution of its claim in the Chapter 11 Cases and the settlement of ongoing and potential litigation, among other things, Monsanto would receive common stock in reorganized Solutia. If Monsanto is required to make the full new money investment under the rights offering, Monsanto's equity interest in reorganized Solutia is expected to range from approximately 45 percent to 49 percent, depending on the actual amount of allowed general unsecured claims. The holders of allowed general unsecured claims would receive the remainder of the common stock in reorganized Solutia, as described below.

         Based on the mid-point of the equity value of reorganized Solutia described above, the Plan provides for distributions of common stock in reorganized Solutia to holders of allowed unsecured claims in an amount estimated at between 48 percent and 56 percent of their allowed claims. However, this is only an estimated range of recoveries. Solutia is unable to predict precisely what recovery the Plan will provide to these holders of unsecured claims or how any potential modifications to the Plan will impact these recoveries. Therefore, actual recoveries may be materially different from these estimates. Furthermore, the equity interests received by holders of allowed unsecured claims will be subject to dilution as a result of the incentive stock option plan that is expected to be adopted by Solutia pursuant to the Plan. The ultimate ownership interests in reorganized Solutia held by Monsanto and other holders of unsecured claims will depend on, among other factors, the amount of allowed unsecured claims in the bankruptcy case and the number of rights exercised by unsecured creditors in the rights offering.

         The Plan does not provide for distributions to the holders of Solutia's existing equity. Under the Plan, Solutia's existing shares of common stock, as well as options and warrants to purchase its common stock, would be cancelled and holders of Solutia's common stock, including options and warrants to purchase Solutia's common stock, would receive no consideration for that stock or those options and warrants. Although the Plan does not provide for any distributions to holders of Solutia's existing equity, the Official Committee of Equity Security Holders in Solutia's bankruptcy case has filed a complaint against Pharmacia and Monsanto, and an objection to the proofs of claim filed by Monsanto and Pharmacia in Solutia's bankruptcy, arguing that holders of Solutia's existing equity are entitled to distribution on the basis of several legal theories.

         In order to exit Chapter 11, Solutia must propose and confirm a plan of reorganization that satisfies the requirements of the U.S. Bankruptcy Code. As provided by the U.S. Bankruptcy Code, Solutia had the exclusive right to propose a plan of reorganization for 120 days following the Chapter 11 filing date. The Bankruptcy Court has subsequently approved several extensions of the exclusivity period, the most recent of which is set to expire February 13, 2007. Although Solutia expects to receive further extensions of the exclusivity period, no assurance can be given that any such future extension requests will be granted by the Bankruptcy Court. Moreover, although Solutia has filed the Plan which provides for Solutia's emergence from bankruptcy as a going concern, there can be no assurance that the Plan, or any other plan of reorganization, will be confirmed by the Bankruptcy Court or that any such plan will be implemented successfully.

Basis of Consolidation

         The consolidated financial statements of the Solutia Group include the accounts of Solutia Inc. and its majority-owned U.S. and non-U.S. subsidiaries. The non-U.S. subsidiaries did not commence Chapter 11 cases. The consolidated financial statements of the Solutia Chapter 11 Debtors include the accounts of Solutia Inc. and its majority-owned U.S. subsidiaries, with investments in non-U.S. subsidiaries accounted for on the cost basis. In each case, all significant intercompany transactions and balances have been eliminated in consolidation. Companies in which Solutia has a significant interest but not a controlling interest are accounted for under the equity method of accounting and included in investments in subsidiaries and affiliates in the consolidated statement of financial position. Solutia's proportionate share of these companies' net earnings or losses is reflected in equity earnings (loss) from affiliates in the consolidated statement of operations. In accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, variable interest entities in which Solutia is the primary beneficiary are consolidated within the consolidated financial statements.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted for purposes of this Operating Report. The consolidated statement of operations for any interim period is not necessarily indicative of the results that may be expected for a quarter, full year, or any future interim period.

Liquidity

         At December 31, 2006, total liquidity for the Solutia Group was approximately $245 million, consisting of $150 million of cash and DIP facility availability of $95 million. At December 31, 2006, total liquidity for the Solutia Chapter 11 Debtors was approximately $133 million, consisting of $38 million of cash and DIP facility availability of $95 million.

2. SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are consistent with those listed in the Company's 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

3. SUPPLEMENTAL INFORMATION - RESTRUCTURING EXPENSES AND OTHER UNUSUAL ITEMS

Month Ended December 31, 2006
-----------------------------

         Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were approximately $2 million of net loss for the month ended December 31, 2006 related to severance and retraining costs incurred from headcount reductions throughout the organization.

Year Ended December 31, 2006
----------------------------

         Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were approximately $5 million of net income for the year ended December 31, 2006. These restructuring expenses and other unusual items consisted of
(i) a $20 million gain from the reversal of previously established litigation reserves; (ii) an environmental charge of approximately $9 million that was precipitated by the notification by a third-party of its intent to terminate a tolling agreement at one of Solutia's facilities outside the U.S. that will likely result in the cessation of operations at that site; (iii) a charge of $9 million associated with the March 2006 DIP amendment that resulted from the write-off of debt issuance costs and to record the DIP facility as modified at its fair value; (iv) a charge of $3 million related to the early extinguishment of debt; (v) $4 million of severance and retraining costs incurred from headcount reductions throughout the organization.

4. SUPPLEMENTAL INFORMATION - YEAR-TO-DATE RESULTS OF OPERATIONS

         Solutia's net sales for the year ended December 31, 2006 increased $146 million, or 5 percent, as compared to the year ended December 31, 2005 primarily due to higher average selling prices of approximately 6 percent, partially offset by lower sales volumes of approximately 1 percent. The lower sales volumes were largely precipitated by portfolio changes made in 2005 when Solutia exited certain unprofitable businesses. Solutia's results of operations for the year ended December 31, 2006 improved by $54 million as compared to the year ended December 31, 2005 primarily as a result of higher net sales and controlled spending, partially offset by unfavorable manufacturing variances and higher overall raw material and energy costs of $91 million.

The unfavorable manufacturing costs were precipitated by a manufacturing interruption incurred at the Alvin, Texas facility, resulting in a significant turnaround being accelerated in its timing, as well as extended in its duration.

5. SUPPLEMENTAL INFORMATION - DISCONTINUED OPERATIONS

Pharmaceuticals Divestiture
---------------------------

         On May 23, 2006, Solutia's wholly-owned subsidiary, Solutia Europe S.A./N.V. ("SESA"), agreed to sell its pharmaceutical services business to Dishman Pharmaceuticals & Chemicals Ltd. ("Dishman") pursuant to a Stock and Asset Purchase Agreement dated as of May 23, 2006 between SESA and Dishman. Closing of the sale occurred on August 22, 2006 and included the transfer of all economic benefits and liabilities of the pharmaceutical services business from August 1, 2006 through the closing date. Under the terms of the agreement, Dishman purchased 100 percent of the stock of the pharmaceutical services business, as well as certain other assets used in the pharmaceutical services business, for $77 million. Solutia recorded a gain on the sale of the pharmaceutical services business of $49 million. Further, Solutia used $51 million of the proceeds from the sale to pay down SESA's (euro) 200 million credit facility.

                                   SOLUTIA INC., ET AL.,
                      Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                 (Debtors in Possession)

                                SOLUTIA CHAPTER 11 DEBTORS
         SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, WITHHELD OR PAID
                               MONTH ENDED DECEMBER 31, 2006

                                            PRE-PETITION   POST-PETITION       TOTAL
                                               AMOUNT          AMOUNT          AMOUNT
                                            ------------   -------------   -------------

1.     GROSS SALARIES AND WAGES                     0.00   19,932,744.22   19,932,744.22

2.     PAYROLL TAXES WITHHELD                       0.00    5,759,482.89    5,759,482.89

3.     EMPLOYER PAYROLL TAX CONTRIBUTED             0.00    1,637,054.27    1,637,054.27

4.     GROSS TAXABLE SALES                          0.00      743,862.29      743,862.29

5.     SALES TAXES COLLECTED / USE TAX PAID         0.00      230,623.33      230,623.33

6.     PROPERTY TAXES PAID                          0.00    4,490,586.51    4,490,586.51

7.     OTHER TAXES PAID                             0.00       66,500.35       66,500.35

                                                 SOLUTIA INC., ET AL.,
                                    Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                (Debtors in Possession)

                                               SOLUTIA CHAPTER 11 DEBTORS
                          SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, WITHHELD OR PAID
                                              MONTH ENDED DECEMBER 31, 2006

DATES AND AMOUNTS PAID TO TAXING AGENCIES (ITEMS 2, 3, 5, 6, 7)
                                     PRE-PETITION   POST-PETITION          TOTAL                                    ITEM
   DEBTOR ENTITY        DATE            AMOUNT         AMOUNT              AMOUNT            TYPE OF TAX           NUMBER
----------------------------------------------------------------------------------------------------------------------------
Solutia Inc.          12/01/06           0.00         288,828.85         288,828.85      Employee Payroll Taxes       2
Solutia Inc.          12/06/06           0.00          98,984.16          98,984.16      Employee Payroll Taxes       2
Solutia Inc.          12/07/06           0.00         215,758.36         215,758.36      Employee Payroll Taxes       2
Solutia Inc.          12/08/06           0.00         178,523.06         178,523.06      Employee Payroll Taxes       2
Solutia Inc.          12/13/06           0.00          86,632.04          86,632.04      Employee Payroll Taxes       2
Solutia Inc.          12/14/06           0.00          71,392.05          71,392.05      Employee Payroll Taxes       2
Solutia Inc.          12/15/06           0.00       1,777,785.97       1,777,785.97      Employee Payroll Taxes       2
Solutia Inc.          12/20/06           0.00          90,707.64          90,707.64      Employee Payroll Taxes       2
Solutia Inc.          12/21/06           0.00         195,964.14         195,964.14      Employee Payroll Taxes       2
Solutia Inc.          12/22/06           0.00         209,358.44         209,358.44      Employee Payroll Taxes       2
Solutia Inc.          12/27/06           0.00         416,339.37         416,339.37      Employee Payroll Taxes       2
Solutia Inc.          12/28/06           0.00          76,950.81          76,950.81      Employee Payroll Taxes       2
Solutia Inc.          12/29/06           0.00       1,751,358.30       1,751,358.30      Employee Payroll Taxes       2
Solutia Inc.          12/01/06           0.00          59,574.12          59,574.12      Employer Payroll Taxes       3
Solutia Inc.          12/06/06           0.00          28,998.33          28,998.33      Employer Payroll Taxes       3
Solutia Inc.          12/07/06           0.00          70,681.63          70,681.63      Employer Payroll Taxes       3
Solutia Inc.          12/08/06           0.00          36,272.05          36,272.05      Employer Payroll Taxes       3
Solutia Inc.          12/13/06           0.00          25,510.27          25,510.27      Employer Payroll Taxes       3
Solutia Inc.          12/14/06           0.00          21,130.77          21,130.77      Employer Payroll Taxes       3
Solutia Inc.          12/15/06           0.00         493,461.79         493,461.79      Employer Payroll Taxes       3
Solutia Inc.          12/20/06           0.00          26,234.65          26,234.65      Employer Payroll Taxes       3
Solutia Inc.          12/21/06           0.00          63,854.22          63,854.22      Employer Payroll Taxes       3
Solutia Inc.          12/22/06           0.00          38,586.44          38,586.44      Employer Payroll Taxes       3
Solutia Inc.          12/27/06           0.00          83,894.01          83,894.01      Employer Payroll Taxes       3
Solutia Inc.          12/28/06           0.00          22,167.28          22,167.28      Employer Payroll Taxes       3
Solutia Inc.          12/29/06           0.00         480,414.48         480,414.48      Employer Payroll Taxes       3
Solutia Inc.          12/19/06           0.00         192,572.16         192,572.16      Sales/Use Tax                5
CPFilms Inc.          12/31/06           0.00          38,051.17          38,051.17      Sales & Use                  5
CPFilms Inc.          12/01/06           0.00         536,406.77         536,406.77      Property Tax                 6
Solutia Inc.          12/23/06           0.00           7,795.13           7,795.13      Property Tax                 6
Solutia Inc.          12/27/06           0.00          30,668.53          30,668.53      Property Tax                 6
Solutia Inc.          12/28/06           0.00       3,618,202.41       3,618,202.41      Property Tax                 6
Solutia Inc.          12/29/06           0.00         297,513.67         297,513.67      Property Tax                 6
Solutia Inc.          12/11/06           0.00             115.00             115.00      Annual Report                7
CPFilms Inc.          12/15/06           0.00             34,000             34,000      Other-Income Tax             7
Solutia Systems, Inc. 12/15/06           0.00             20,000             20,000      Other-Income Tax             7
Solutia Inc.          12/22/06           0.00             310.35             310.35      Railcar Tax                  7
Solutia Inc.          12/27/06           0.00              75.00              75.00      Business License             7
CPFilms Inc.          12/30/06           0.00             12,000             12,000      Other-Income Tax             7
